                                                                 Exhibit (a)(7)

This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares (as defined below). The Offer (as defined below) is made solely by the Offer to Purchase, dated March 16, 1999, and the related Letter of Transmittal and any amendments or supplements thereto and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other applicable law of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser (as defined below) by J.P. Morgan Securities Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.


NOTICE OF OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF

BRYLANE INC.

AT

$24.50 NET PER SHARE

BY

BUTTONS ACQUISITION CORPORATION

A WHOLLY OWNED SUBSIDIARY OF

PINAULT-PRINTEMPS-REDOUTE S.A.


Buttons Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Pinault-Printemps-Redoute S.A., a French societe anonyme ("Parent"), is offering to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Brylane Inc., a Delaware corporation (the "Company"), not beneficially owned by Parent, at a price of $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 16, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the "Offer"). Following the Offer, Purchaser intends to effect the Merger (as defined below).

--------------------------------------------------------------------------------

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, APRIL 12, 1999, UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER, THAT NUMBER OF SHARES WHICH, WHEN AGGREGATED WITH THE SHARES BENEFICIALLY OWNED BY PARENT, REPRESENT AT LEAST 90% OF THE TOTAL NUMBER OF OUTSTANDING SHARES, ON A FULLY DILUTED BASIS, ON THE DATE OF PURCHASE; PROVIDED, THAT IF THE OFFER IS EXTENDED PAST APRIL 12, 1999, PURCHASER MAY, IF IT AMENDS THE OFFER TO SO PROVIDE, ACCEPT FOR PAYMENT OR PAY FOR TENDERED SHARES WHICH, WHEN AGGREGATED WITH THE SHARES BENEFICIALLY OWNED BY PARENT, REPRESENT AT LEAST 75% OF THE TOTAL NUMBER OF OUTSTANDING SHARES, ON A FULLY DILUTED BASIS, ON THE DATE OF PURCHASE.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 10, 1999, among Parent, Purchaser and the Company (the "Merger Agreement"), which provides that, among other things, subsequent to the consummation of the Offer and upon the terms and subject to the conditions of the Merger Agreement, Purchaser (or another subsidiary of Parent) will merge with and into the Company (the "Merger"). At the Effective Time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent, Purchaser, any wholly owned subsidiary of Parent or Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company and Shares, if any, held by stockholders who have perfected their dissenters' rights under Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive $24.50 (or any higher price that may be paid pursuant to the Offer) in cash, without interest thereon. The purpose of the Offer and the Merger is to facilitate the acquisition for cash by Parent of all of the Shares it does not beneficially own and thereby enable Parent to acquire 100% of the outstanding Shares.

THE BOARD OF DIRECTORS OF THE COMPANY BY UNANIMOUS VOTE OF ALL DIRECTORS, BASED UPON THE UNANIMOUS RECOMMENDATION OF A COMMITTEE OF THE BOARD OF DIRECTORS COMPRISED OF THREE INDEPENDENT DIRECTORS, HAS DETERMINED THAT EACH OF THE OFFER AND THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF THE COMPANY (OTHER THAN PURCHASER AND PARENT) AND HAS APPROVED THE OFFER, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES TO PURCHASER
PURSUANT TO THE OFFER.

For purposes of the Offer, Purchaser will be deemed to have accepted for payment (and thereby purchased) Shares validly tendered and not properly withdrawn if, as and when Purchaser gives oral or written notice to ChaseMellon Shareholder Services LLC (the "Depositary") of Purchaser's acceptance of such Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from Purchaser and transmitting such payments to tendering stockholders whose Shares have been accepted for payment. Under no circumstances will interest on the pur-chase price of Shares be paid by Purchaser, regardless of any extension of the Offer or any delay in payment. In all cases, payment for Shares tendered and accepted for purchase pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Shares (or a timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Depository Trust Company ("DTC"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase), (ii) the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantee or an Agent's Message (as defined in Section 3 of the Offer to Purchase) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal. Subject to the applicable rules and regulations of the Securities and Exchange Commission and the terms of the Merger Agreement, Purchaser expressly reserves the right, in its sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 12 of the Offer to Purchase shall have occurred, to (i) extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, by giving oral or written notice of such extension to the Depositary or (ii) amend the Offer in any respect by giving oral or written notice of such amendment to the Depositary. Any extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement to be made no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date (as defined below). During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer, subject to the rights of a tendering stockholder to withdraw such stockholder's Shares.

The term "Expiration Date" means 12:00 Midnight, New York City time, on Monday, April 12, 1999, unless and until Purchaser, in its sole discretion (but subject to the terms of the Merger Agreement) shall have extended the period of time during which the Offer is open, in which event the term "Expiration Date" shall refer to the latest time and date at which the Offer, as so extended by Purchaser, shall expire. Except as otherwise provided below, tenders of Shares made pursuant to the Offer are irrevocable, except that Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofor accepted for payment pursuant to the Offer, may be withdrawn at any time after May 14, 1999. For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares tendered and the number to be withdrawn and the name of the registered stockholder, if different from that of the person who tendered such Shares. If certificates representing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase), except in the case of Shares tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry transfer as set forth in
Section 3 of the Offer to Purchase, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn Shares, in which case a notice of withdrawal will be effective if delivered to the Depositary by any method of delivery described in the third sentence of this paragraph. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Purchaser, in its sole discretion, whose determination will be final and binding.

The information required to be disclosed by Rules 13e-3(e)(1) and 14d-6(e)(1)(vii) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Offer to Purchase and is incorporated herein by reference.

The Company has provided Purchaser with the Company's stockholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. The Offer to Purchase and the related Letter of Transmittal and other relevant materials are being mailed by Purchaser to record holders and are being furnished to brokers, dealers, commercial banks, trust companies, and similar persons whose names, or the names of whose nominees, appear on the stockholder list, or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares.

THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager as set forth below. Requests for copies of the Offer to Purchase and the related Letter of Transmittal and all other Offer materials may be directed to the Information Agent or the Dealer Manager, and copies will be furnished promptly at Purchaser's expense. Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager) for soliciting tenders of Shares pursuant to the Offer.

The Information Agent for the Offer is:

MACKENZIE
PARTNERS, INC.

156 Fifth Avenue
New York, New York  10010
(212) 929-5500 (Call Collect)
or
CALL TOLL-FREE (800) 322-2885

The Dealer Manager for the Offer is:

J.P. MORGAN & CO.
60 Wall Street
New York, New York  10260
(212) 648-3509
or
CALL TOLL-FREE (877) 874-2781

March 16, 1999